, 2019
Exhibit 99.1
LIBERTY LATIN AMERICA LTD. ANNOUNCES SUCCESSFUL OUTCOME OF SUBSCRIPTION RIGHTS OFFERING

Denver, Colorado – September 28, 2020: Liberty Latin America Ltd. (“Liberty Latin America”) (Nasdaq: LILA
and LILAK, OTC Link: LILAB) is pleased to announce the preliminary results of its rights offering, which expired in accordance with its terms at 5:00 p.m. New York City time on September 25, 2020.

In the rights offering, Liberty Latin America received subscription requests (including oversubscription requests) in excess of the 49,019,607 Class C common shares, which was the aggregate number of shares available for subscription in the offer.

At the previously announced subscription price of $7.14 per share, Liberty Latin America expects to receive gross proceeds from the rights offering of approximately $350 million, before expenses. Liberty Latin America expects to issue the new Class C common shares on or about October 2, 2020.

The foregoing numbers are estimates only. Liberty Latin America will announce the final results of the rights offering in a press release on or about October 2, 2020.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the rights offering that are not historical fact, including the number of Class C common shares to be issued, the anticipated gross proceeds and the expected date on which the new Class C common shares will be issued. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including, without limitation, Liberty Latin America's ability to complete the rights offering. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to our filings with the Commission, including our most recently filed Form 10-K and Form 10-Q, for additional information about the risks and uncertainties related to our business that may affect the statements made in this press release.

Investor Relations:                    Media Relations:
Kunal Patel ir@lla.com         Claudia Restrepo     llacommunications@lla.com